GILEAD SCIENCES ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS
Product Sales Excluding Veklury Increased 4% Year-Over-Year to $28.0 billion for Full Year 2025
Biktarvy Sales Increased 7% Year-Over-Year to $14.3 billion for Full Year 2025
Foster City, CA, February 10, 2026 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the fourth quarter and full year 2025.
“Our fourth quarter and full-year results close out a very strong year for Gilead overall, including the successful U.S. launch of Yeztugo, the world’s first twice-yearly HIV prevention therapy, and continued growth for Biktarvy and Descovy,” said Daniel O’Day, Gilead’s Chairman and Chief Executive Officer. “In 2026, our potential new launches include two cancer therapies and an additional HIV treatment option, and we look forward to building on the launches of Yeztugo and Livdelzi for liver disease. As we continue to increase our positive impact on healthcare, Gilead is well positioned for continued growth in 2026 and beyond.”
Fourth Quarter 2025 Financial Results
•Total fourth quarter 2025 revenues increased 5% to $7.9 billion compared to the same period in 2024, primarily driven by higher sales of HIV and Liver Disease products, partially offset by lower sales of Veklury® (remdesivir).
•Diluted earnings per share (“EPS”) was $1.74 in the fourth quarter 2025 compared to $1.42 in the same period in 2024. The increase was primarily driven by higher income tax benefits, net unrealized gains from equity securities and higher product sales, as well as lower selling, general and administrative (“SG&A”) expenses. The increase was partially offset by higher acquired in-process research and development (“IPR&D”) expenses and an IPR&D impairment charge related to assets acquired as part of the MYR GmbH (“MYR”) acquisition.
•Non-GAAP diluted EPS of $1.86 in the fourth quarter 2025 compared to $1.90 in the same period in 2024. The decrease was primarily driven by higher acquired IPR&D expenses, partially offset by higher product sales and lower SG&A expenses.
•As of December 31, 2025, Gilead had $10.6 billion of cash, cash equivalents and marketable debt securities compared to $10.0 billion as of December 31, 2024.
•During the fourth quarter 2025, Gilead generated $3.3 billion in operating cash flow.
•During the fourth quarter 2025, Gilead paid dividends of $1.0 billion and repurchased $230 million of common stock.
Fourth Quarter 2025 Product Sales
Total fourth quarter 2025 product sales increased 5% to $7.9 billion compared to the same period in 2024. Total fourth quarter 2025 product sales excluding Veklury increased 7% to $7.7 billion compared to the same period in 2024, primarily due to higher sales of HIV and Liver Disease products.
HIV product sales increased 6% to $5.8 billion in the fourth quarter 2025 compared to the same period in 2024, primarily driven by higher demand for HIV prevention and treatment.
•Biktarvy® (bictegravir 50mg/emtricitabine (“FTC”) 200mg/tenofovir alafenamide (“TAF”) 25mg) sales increased 5% to $4.0 billion in the fourth quarter 2025 compared to the same period in 2024, primarily driven by higher demand and favorable inventory dynamics, partially offset by lower average realized price.

February 10, 2026	2

•Descovy® (FTC 200mg/TAF 25mg) sales increased 33% to $819 million in the fourth quarter 2025 compared to the same period in 2024, primarily driven by higher average realized price and higher demand for HIV prevention.
The Liver Disease portfolio sales increased 17% to $844 million in the fourth quarter 2025 compared to the same period in 2024, primarily driven by higher demand for Livdelzi® (seladelpar).
Veklury sales decreased 37% to $212 million in the fourth quarter 2025 compared to the same period in 2024, primarily driven by lower rates of COVID-19-related hospitalizations.
Cell Therapy product sales decreased 6% to $458 million in the fourth quarter 2025 compared to the same period in 2024, reflecting ongoing competitive headwinds.
•Yescarta® (axicabtagene ciloleucel) sales decreased 6% to $368 million in the fourth quarter 2025 compared to the same period in 2024, primarily driven by in- and out-of-class competition.
•Tecartus® (brexucabtagene autoleucel) sales decreased 9% to $90 million in the fourth quarter 2025 compared to the same period in 2024, primarily driven by in-class competition.
Trodelvy® (sacituzumab govitecan-hziy) sales increased 8% to $384 million in the fourth quarter 2025 compared to the same period in 2024, primarily driven by higher demand in breast cancer treatment.
Fourth Quarter 2025 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin remained relatively flat at 79.5% in the fourth quarter 2025 compared to 79.0% in the same period in 2024. Non-GAAP product gross margin was 86.8% in the fourth quarter 2025 compared to 86.7% in the same period in 2024.
•Research and development (“R&D”) expenses and non-GAAP R&D expenses were $1.6 billion in the fourth quarter 2025 and remained relatively flat compared to the same period in 2024.
•Acquired IPR&D expenses were $539 million in the fourth quarter 2025, primarily related to our acquisition of Interius BioTherapeutics, Inc. (“Interius”) and ongoing collaboration with Shenzhen Pregene Biopharma Co., Ltd. (“Pregene”).
•SG&A expenses were $1.8 billion in the fourth quarter 2025 compared to $1.9 billion in the same period in 2024, decreasing primarily due to lower expenses related to legal matters and corporate initiatives, partially offset by donations of equity securities made to the Gilead Foundation. Non-GAAP SG&A expenses were $1.7 billion in the fourth quarter 2025 compared to $1.9 billion in the same period in 2024, primarily due to lower expenses related to legal matters and corporate initiatives.
•The effective tax rate (“ETR”) was (5.0)% in the fourth quarter 2025 compared to 17.8% in the same period in 2024, primarily driven by a tax benefit from a settlement with a tax authority related to a prior year legal entity restructuring and a tax benefit from the IPR&D impairment charge related to assets acquired as part of the MYR acquisition. The non-GAAP ETR was 20.5% in the fourth quarter 2025 compared to 19.2% in the same period in 2024.
Full Year 2025 Financial Results
•Total full year 2025 revenues increased 2% to $29.4 billion compared to 2024, broken down as follows:
◦Total full year 2025 product sales increased 1% to $28.9 billion compared to 2024, primarily driven by higher sales of HIV and Liver Disease products, partially offset by lower sales of Veklury.
◦Total full year 2025 royalty, contract and other revenues increased by approximately $383 million compared to 2024, primarily driven by revenue related to a previous sale of intellectual property not expected to reoccur.
•Diluted EPS was $6.78 in the full year 2025 compared to $0.38 in 2024. The increase was primarily driven by lower acquired IPR&D expenses, lower IPR&D impairments, higher net unrealized gains on equity investments, higher revenues and lower SG&A expenses, partially offset by higher tax expense.

February 10, 2026	3

•Non-GAAP diluted EPS was $8.15 in the full year 2025 compared to $4.62 in 2024. The increase was primarily driven by lower acquired IPR&D expenses, higher revenues, and lower SG&A expenses.
Full Year 2025 Product Sales
Total full year 2025 product sales increased 1% to $28.9 billion compared to 2024. Total full year 2025 product sales excluding Veklury increased 4% to $28.0 billion compared to 2024, primarily due to higher sales of HIV and Liver Disease products.
HIV product sales increased 6% to $20.8 billion in the full year 2025 compared to 2024, primarily driven by higher demand for HIV treatment and prevention.
•Biktarvy sales increased 7% to $14.3 billion in the full year 2025 compared to 2024, primarily driven by higher demand, partially offset by lower average realized price.
•Descovy sales increased 31% to $2.8 billion in the full year 2025 compared to 2024, primarily driven by higher demand and average realized price.
The Liver Disease portfolio sales increased 6% to $3.2 billion in the full year 2025 compared to 2024, primarily driven by higher demand for Livdelzi and products for chronic hepatitis B virus (“HBV”) and chronic hepatitis delta virus (“HDV”), partially offset by lower average realized price in products for chronic hepatitis C virus (“HCV”).
Veklury sales decreased 49% to $911 million in the full year 2025 compared to 2024, primarily driven by lower COVID-19-related hospitalizations.
Cell Therapy product sales decreased 7% to $1.8 billion in the full year 2025 compared to 2024, reflecting ongoing competitive headwinds.
•Yescarta sales decreased 5% to $1.5 billion in the full year 2025 compared to 2024, primarily driven by in- and out-of-class competition.
•Tecartus sales decreased 15% to $344 million in the full year 2025 compared to 2024, primarily driven by in-class competition.
Trodelvy sales increased 6% to $1.4 billion in the full year 2025 compared to 2024, primarily driven by higher demand in breast cancer treatment, partially offset by the indication withdrawal in bladder cancer treatment.
Full Year 2025 Product Gross Margin, Operating Expenses and Effective Tax Rate
•Product gross margin remained relatively flat at 78.4% in the full year 2025 compared to 78.2% in 2024. Non-GAAP product gross margin was 86.4% in the full year 2025 compared to 86.2% in 2024.
•R&D expenses were $5.8 billion in the full year 2025 compared to $5.9 billion in 2024, decreasing primarily due to lower acquisition-related integration expenses and restructuring costs, as well as lower study-related and clinical manufacturing expenses. Non-GAAP R&D expenses were $5.7 billion in the full year 2025, decreasing slightly compared to 2024 due to lower study-related and clinical manufacturing expenses.
•Acquired IPR&D expenses were $1.0 billion in the full year 2025, primarily related to the acquisition of Interius and collaborations with LEO Pharma A/S and Pregene.
•SG&A expenses were $5.8 billion in the full year 2025 compared to $6.1 billion in 2024, decreasing primarily due to lower corporate, legal, acquisition-related integration and restructuring expenses, partially offset by higher HIV promotional expenses and donations of equity securities made to the Gilead Foundation. Non-GAAP SG&A expenses were $5.6 billion in the full year 2025 compared to $5.9 billion in 2024, decreasing primarily due to lower expenses related to corporate initiatives and legal matters, partially offset by higher HIV promotional expenses.

February 10, 2026	4

•The ETR was 13.1% in the full year 2025 compared to 30.5% in 2024, primarily driven by the impact of the prior year non-deductible acquired IPR&D charge for the acquisition of CymaBay Therapeutics, Inc. (“CymaBay”), partially offset by the tax impact of the prior year higher IPR&D impairment charges. The non-GAAP ETR was 18.3% in the full year 2025 compared to 25.9% in 2024, primarily driven by the prior year non-deductible acquired IPR&D charge for the acquisition of CymaBay.
Guidance and Outlook
For the full year 2026, Gilead expects:

(in millions, except per share amounts)	February 10, 2026 Guidance
	Low End	High End
Product sales	$29,600	$30,000
Product sales excluding Veklury	$29,000	$29,400
Veklury	$600	$600
Diluted EPS	$6.75	$7.15
Non-GAAP diluted EPS	$8.45	$8.85
Additional information and a reconciliation between GAAP and non-GAAP financial information for the 2026 guidance is provided in the accompanying tables. The financial guidance is subject to a number of risks and uncertainties. See the Forward-Looking Statements section below.
Key Updates Since Our Last Quarterly Release
Virology
•Announced positive topline Phase 3 results from the ARTISTRY-1 and ARTISTRY-2 trials, evaluating our investigational daily oral single-tablet regimen of bictegravir 75mg and lenacapavir 50mg (“BIC/LEN”) for virologically suppressed adults with HIV. BIC/LEN met its primary endpoints demonstrating non-inferiority to baseline multi-tablet antiviral regimens (ARTISTRY-1) and Biktarvy (ARTISTRY-2).
•Exercised option to license investigational herpes simplex virus helicase-primase inhibitor programs ABI-1179 and ABI-5366 from Assembly Biosciences, Inc. (“Assembly”).
•Announced the first delivery of lenacapavir for PrEP in sub-Saharan African countries Eswatini and Zambia through the U.S. President’s Emergency Plan for AIDS Relief.
Oncology
•Announced that the Phase 3 ASCENT-07 study evaluating the investigational use of Trodelvy versus chemotherapy in first-line post-endocrine HR+/HER2- metastatic breast cancer did not meet its primary endpoint of progression-free survival as assessed by Blinded Independent Central Review. Overall survival, a secondary endpoint, was not mature at the time of the primary analysis, however, a favorable early trend compared to chemotherapy was observed in the Trodelvy arm. In addition, no new safety signals were identified in this patient population. The results from this study were presented at the 2025 San Antonio Breast Cancer Symposium.
•Announced the discontinuation of the Phase 3 STAR-221 study, in partnership with Arcus Biosciences, Inc. (“Arcus”), evaluating the anti-TIGIT antibody domvanalimab (“dom”) plus zimberelimab (“zim”) and chemotherapy in first-line HER2- advanced gastric and esophageal cancers. The decision was based on the recommendation of the Independent Data Monitoring Committee, following review of data from a pre-specified interim analysis. Additionally, Gilead and Arcus will discontinue the Phase 2 EDGE-Gastric study evaluating dom and zim regimens in upper gastrointestinal cancers. Dom and zim are investigational products and are not approved anywhere globally.

February 10, 2026	5

Cell Therapy
•Announced a new label update for Yescarta that removes a limitation around Primary Central Nervous System Lymphoma, an ultra-rare cancer affecting a highly vulnerable patient population. Yescarta is the only CAR-T therapy in relapsed or refractory large B-cell lymphoma (“R/R LBCL”) to have this limitation removed.
•Presented new positive data, with our partner Arcellx, Inc. (“Arcellx”), from the pivotal Phase 2 iMMagine-1 trial evaluating the investigational CAR T-cell therapy anitocabtagene autoleucel in 4L+ R/R multiple myeloma at the 2025 American Society of Hematology (“ASH”).
•Presented initial Phase 1 data for KITE-753 and KITE-363, evaluating two investigational bicistronic CAR T-cell therapies in patients with R/R LBCL at ASH 2025.
•Presented a new analysis of Yescarta from the Phase 3 ZUMA-7 and Phase 2 ALYCANTE study in patients with R/R LBCL at ASH 2025. The data demonstrated consistent benefits of Yescarta among patients with R/R LBCL, including those ineligible for previous standard of care chemotherapy and stem cell transplant.
Inflammation
•Presented new long-term data from the Phase 3 ASSURE study for Livdelzi, which reinforce the safety and efficacy of Livdelzi for people living with primary biliary cholangitis over 3 years, including data on switching from obeticholic acid. The data were presented at the American Association for the Study of Liver Diseases meeting.
Corporate
•The Board declared a quarterly dividend of $0.82 per share of common stock for the first quarter of 2026. The dividend is payable on March 30, 2026, to stockholders of record at the close of business on March 13, 2026. Future dividends will be subject to Board approval.
•Appointed Keeley Cain Wettan as Executive Vice President, General Counsel, Legal and Compliance.
•Announced an agreement with the U.S. government to lower the cost of medicines for Americans, reinforcing a commitment to U.S.-based innovation, affordability and global health leadership.
Certain amounts and percentages in this press release may not sum or recalculate due to rounding.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.

February 10, 2026	6

Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information generally excludes acquisition-related expenses including amortization of acquired intangible assets and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with such exclusions as well as changes in tax-related laws and guidelines, transfers of intangible assets between certain legal entities, and legal entity restructurings. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, cancer and inflammation. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: Gilead’s ability to achieve its full year 2026 financial guidance, including as a result of the uncertainty of the amount and timing of Veklury revenues, the impact from Medicare Part D pricing reform in the Inflation Reduction Act, the expiration of subsidies related to the Affordable Care Act, our most-favored-nation pricing agreement with the U.S. government, changes in U.S. regulatory or legislative policies, and changes in U.S. trade policies, including tariffs; Gilead’s ability to make progress on any of its long-term ambitions or priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its virology, oncology, inflammation and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including the arrangements with Arcellx, Arcus, Assembly and the U.S. government; the risk that Gilead’s U.S. manufacturing and R&D investment may not achieve their intended benefits; patent protection and estimated loss of exclusivity for our products and product candidates; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all, the possibility of unfavorable results from ongoing and additional clinical trials, including those involving anitocabtagene autoleucel, axicabtagene ciloleucel, bictegravir, domvanalimab, lenacapavir, sacituzumab govitecan-hziy, seladelpar, zimberelimab, ABI-1179, ABI-5366, KITE-753 and KITE-363 (such as ALYCANTE, ARTISTRY-1, ARTISTRY-2, ASCENT-07, ASSURE, EDGE-Gastric, iMMagine-1, STAR-221 and ZUMA-7), and the risk that safety and efficacy data from clinical trials may not warrant further development of Gilead’s product candidates or the product candidates of Gilead’s strategic partners; Gilead’s ability to resolve the issues cited by the FDA in pending clinical holds to the satisfaction of the FDA and the risk that FDA may not remove such clinical holds, in whole or in part, in a timely manner or at all; Gilead’s ability to submit new drug applications for new product candidates or expanded indications in the currently anticipated timelines; Gilead’s ability to receive or maintain regulatory approvals in a timely manner or at all, and the risk that any such approvals, if granted, may be subject to significant limitations on use and may be subject to withdrawal or other adverse actions by the applicable

February 10, 2026	7

regulatory authority; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of Gilead’s products over other therapies and may therefore be reluctant to prescribe the products; Gilead’s ability to effectively manage the access strategy relating to lenacapavir for HIV PrEP, subject to necessary regulatory approvals; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter and full year ended December 31, 2025 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
Additional information is available on our Investor Relations website, https://investors.gilead.com. Among other things, an estimate of Acquired IPR&D expenses is expected to be made available on the Quarterly Results page within the first ten (10) days after the end of each quarter.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, KITE®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX®, HEPSERA®, JYSELECA®, LIVDELZI®/LYVDELZI®, LETAIRIS®, ODEFSEY®, SOVALDI®, STRIBILD®, SUNLENCA® , TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA®, YEZTUGO®/YEYTUO® and ZYDELIG®. Other trademarks and trade names are the property of their respective owners.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	investor_relations@gilead.com
	Media:	Ashleigh Koss	public_affairs@gilead.com

February 10, 2026	8

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2025	2024	2025	2024
Revenues:
Product sales	$7,903	$7,536	$28,915	$28,610
Royalty, contract and other revenues	22	33	527	144
Total revenues	7,925	7,569	29,443	28,754
Costs and expenses:
Cost of goods sold	1,623	1,581	6,234	6,251
Research and development expenses	1,584	1,641	5,799	5,907
Acquired in-process research and development expenses	539	(11)	1,024	4,663
In-process research and development impairments	400	—	590	4,180
Selling, general and administrative expenses	1,794	1,906	5,774	6,091
Total costs and expenses	5,940	5,118	19,421	27,092
Operating income	1,984	2,451	10,022	1,662
Interest expense	255	248	1,024	977
Other (income) expense, net	(349)	35	(798)	(6)
Income before income taxes	2,078	2,168	9,796	690
Income tax (benefit) expense	(105)	385	1,286	211
Net income	2,183	1,783	8,510	480
Net income attributable to noncontrolling interest	—	—	—	—
Net income attributable to Gilead	$2,183	$1,783	$8,510	$480

Basic earnings per share attributable to Gilead	$1.76	$1.43	$6.84	$0.38
Diluted earnings per share attributable to Gilead	$1.74	$1.42	$6.78	$0.38

Shares used in basic earnings per share attributable to Gilead calculation	1,242	1,248	1,244	1,247
Shares used in diluted earnings per share attributable to Gilead calculation	1,253	1,259	1,255	1,255

Supplemental Information:
Cash dividends declared per share	$0.79	$0.77	$3.16	$3.08
Product gross margin	79.5%	79.0%	78.4%	78.2%
Research and development expenses as a % of revenues	20.0%	21.7%	19.7%	20.5%
Selling, general and administrative expenses as a % of revenues	22.6%	25.2%	19.6%	21.2%
Operating margin	25.0%	32.4%	34.0%	5.8%
Effective tax rate	(5.0)%	17.8%	13.1%	30.5%

February 10, 2026	9

GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(in millions, except percentages)	2025	2024	Change	2025	2024	Change
Product sales:
HIV	$5,801	$5,452	6%	$20,752	$19,612	6%
Liver Disease	844	719	17%	3,217	3,021	6%
Oncology	842	843	—%	3,236	3,289	(2)%
Other	205	184	11%	799	889	(10)%
Total product sales excluding Veklury	7,691	7,198	7%	28,004	26,811	4%
Veklury	212	337	(37)%	911	1,799	(49)%
Total product sales	7,903	7,536	5%	28,915	28,610	1%
Royalty, contract and other revenues	22	33	(35)%	527	144	NM
Total revenues	$7,925	$7,569	5%	$29,443	$28,754	2%

February 10, 2026	10

GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(in millions, except percentages)	2025	2024	Change	2025	2024	Change
Non-GAAP:
Cost of goods sold	$1,044	$1,002	4%	$3,919	$3,936	—%
Research and development expenses	$1,565	$1,612	(3)%	$5,687	$5,732	(1)%
Acquired IPR&D expenses	$539	$(11)	NM	$1,024	$4,663	(78)%
Selling, general and administrative expenses	$1,688	$1,852	(9)%	$5,619	$5,903	(5)%
Other (income) expense, net	$(97)	$(91)	7%	$(348)	$(279)	24%
Diluted earnings per share attributable to Gilead	$1.86	$1.90	(2)%	$8.15	$4.62	77%
Shares used in non-GAAP diluted earnings per share attributable to Gilead calculation	1,253	1,259	—%	1,255	1,255	—%

Product gross margin	86.8%	86.7%	9 bps	86.4%	86.2%	20 bps
Research and development expenses as a % of revenues	19.7%	21.3%	-155 bps	19.3%	19.9%	-62 bps
Selling, general and administrative expenses as a % of revenues	21.3%	24.5%	-317 bps	19.1%	20.5%	-144 bps
Operating margin	39.0%	41.1%	-217 bps	44.8%	29.6%	NM
Effective tax rate	20.5%	19.2%	135 bps	18.3%	25.9%	-765 bps
________________________________
NM - Not Meaningful
(1)     Refer to Non-GAAP Financial Information section above for further disclosures on non-GAAP financial measures. A reconciliation between GAAP and non-GAAP financial information is provided in the tables below.

February 10, 2026	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except percentages and per share amounts)	2025	2024	2025	2024
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,623	$1,581	$6,234	$6,251
Acquisition-related – amortization(1)	(576)	(579)	(2,310)	(2,316)
Restructuring	(4)	—	(4)	—
Non-GAAP cost of goods sold	$1,044	$1,002	$3,919	$3,936

Product gross margin reconciliation:
GAAP product gross margin	79.5%	79.0%	78.4%	78.2%
Acquisition-related – amortization(1)	7.3%	7.7%	8.0%	8.1%
Restructuring	—%	—%	—%	—%
Non-GAAP product gross margin	86.8%	86.7%	86.4%	86.2%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,584	$1,641	$5,799	$5,907
Acquisition-related – other costs(2)	(3)	—	(43)	(78)
Restructuring	(16)	(30)	(69)	(98)
Non-GAAP research and development expenses	$1,565	$1,612	$5,687	$5,732

IPR&D impairment reconciliation:
GAAP IPR&D impairment	$400	$—	$590	$4,180
IPR&D impairment	(400)	—	(590)	(4,180)
Non-GAAP IPR&D impairment	$—	$—	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,794	$1,906	$5,774	$6,091
Acquisition-related – other costs(2)	—	(8)	—	(97)
Restructuring	(17)	(46)	(65)	(91)
Other(3)	(89)	—	(89)	—
Non-GAAP selling, general and administrative expenses	$1,688	$1,852	$5,619	$5,903

Operating income reconciliation:
GAAP operating income	$1,984	$2,451	$10,022	$1,662
Acquisition-related – amortization(1)	576	579	2,310	2,316
Acquisition-related – other costs(2)	3	8	43	174
Restructuring	37	76	138	188
IPR&D impairment	400	—	590	4,180
Other(3)	89	—	89	—
Non-GAAP operating income	$3,089	$3,114	$13,193	$8,520

Operating margin reconciliation:
GAAP operating margin	25.0%	32.4%	34.0%	5.8%
Acquisition-related – amortization(1)	7.3%	7.6%	7.8%	8.1%
Acquisition-related – other costs(2)	—%	0.1%	0.1%	0.6%
Restructuring	0.5%	1.0%	0.5%	0.7%
IPR&D impairment	5.0%	—%	2.0%	14.5%
Other(3)	1.1%	—%	0.3%	—%
Non-GAAP operating margin	39.0%	41.1%	44.8%	29.6%

Other (income) expense, net reconciliation:
GAAP other (income) expense, net	$(349)	$35	$(798)	$(6)
Gain (loss) from equity securities, net	252	(126)	451	(274)
Non-GAAP other (income) expense, net	$(97)	$(91)	$(348)	$(279)

February 10, 2026	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except percentages and per share amounts)	2025	2024	2025	2024
Income before income taxes reconciliation:
GAAP income before income taxes	$2,078	$2,168	$9,796	$690
Acquisition-related – amortization(1)	576	579	2,310	2,316
Acquisition-related – other costs(2)	3	8	43	174
Restructuring	37	76	138	188
IPR&D impairment	400	—	590	4,180
(Gain) loss from equity securities, net	(252)	126	(451)	274
Other(3)	89	—	89	—
Non-GAAP income before income taxes	$2,930	$2,956	$12,517	$7,822

Income tax (benefit) expense reconciliation:
GAAP income tax (benefit) expense	$(105)	$385	$1,286	$211
Income tax effect of non-GAAP adjustments:
Acquisition-related – amortization(1)	118	121	478	484
Acquisition-related – other costs(2)	—	2	—	41
Restructuring	7	16	25	37
IPR&D impairment	87	—	137	1,051
Loss (gain) from equity securities, net	14	13	(20)	(39)
Discrete and related tax charges(4)	454	29	353	243
Other(3)	27	—	27	—
Non-GAAP income tax expense	$601	$566	$2,287	$2,028

Effective tax rate reconciliation:
GAAP effective tax rate	(5.0)%	17.8%	13.1%	30.5%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments(4)	25.6%	1.4%	5.1%	(4.6)%
Non-GAAP effective tax rate	20.5%	19.2%	18.3%	25.9%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$2,183	$1,783	$8,510	$480
Acquisition-related – amortization(1)	458	458	1,832	1,832
Acquisition-related – other costs(2)	3	6	43	134
Restructuring	30	59	113	151
IPR&D impairment	313	—	453	3,129
(Gain) loss from equity securities, net	(266)	113	(431)	313
Discrete and related tax charges(4)	(454)	(29)	(353)	(243)
Other(3)	63	—	63	—
Non-GAAP net income attributable to Gilead	$2,329	$2,390	$10,230	$5,795

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.74	$1.42	$6.78	$0.38
Acquisition-related – amortization(1)	0.37	0.36	1.46	1.46
Acquisition-related – other costs(2)	—	—	0.03	0.11
Restructuring	0.02	0.05	0.09	0.12
IPR&D impairment	0.25	—	0.36	2.49
(Gain) loss from equity securities, net	(0.21)	0.09	(0.34)	0.25
Discrete and related tax charges(4)	(0.36)	(0.02)	(0.28)	(0.19)
Other(3)	0.05	—	0.05	—
Non-GAAP diluted earnings per share	$1.86	$1.90	$8.15	$4.62

February 10, 2026	13

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except percentages and per share amounts)	2025	2024	2025	2024
Non-GAAP adjustment summary:
Cost of goods sold adjustments	$579	$579	$2,314	$2,315
Research and development expenses adjustments	19	29	112	176
IPR&D impairment adjustments	400	—	590	4,180
Selling, general and administrative expenses adjustments	106	54	155	188
Total non-GAAP adjustments to costs and expenses	1,104	663	3,171	6,858
Other (income) expense, net, adjustments	(252)	126	(451)	274
Total non-GAAP adjustments before income taxes	852	789	2,720	7,132
Income tax effect of non-GAAP adjustments above	(252)	(152)	(647)	(1,574)
Discrete and related tax charges(4)	(454)	(29)	(353)	(243)
Total non-GAAP adjustments to net income attributable to Gilead	$146	$607	$1,719	$5,315
________________________________
(1)    Relates to amortization of acquired intangibles.
(2)    Adjustments include integration expenses and contingent consideration fair value adjustments associated with Gilead’s recent acquisitions.
(3)    Adjustments include donations of equity securities to the Gilead Foundation, a California nonprofit organization, during the fourth quarter of 2025.
(4)    Represents discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets, transfers of intangible assets from a foreign subsidiary to Ireland and the United States, and legal entity restructurings.

February 10, 2026	14

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2026 FULL-YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 10, 2026
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	~ 79.0%
Acquisition-related expenses	~ 8.0%
Non-GAAP projected product gross margin	~ 87.0%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$11,400 - $11,900
Acquisition-related and restructuring expenses	~ 2,400
Non-GAAP projected operating income	$13,800 - $14,300

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 21%
Income tax effect of above non-GAAP adjustments, and discrete and related tax adjustments	(~ 1%)
Non-GAAP projected effective tax rate	~ 20%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$6.75 - $7.15
Acquisition-related and restructuring expenses, and discrete and related tax adjustments	~ 1.70
Non-GAAP projected diluted EPS	$8.45 - $8.85
________________________________
(1)    Our full-year guidance excludes the potential impact of any (i) acquisitions or business development transactions that have not been executed, (ii) future fair value adjustments of equity securities and (iii) discrete tax charges or benefits associated with changes in tax related laws and guidelines that have not been enacted, as Gilead is unable to project such amounts. The non-GAAP full-year guidance includes non-GAAP adjustments to actual current period results as well as adjustments for the known future impact associated with events that have already occurred, such as future amortization of our intangible assets and the future impact of discrete and related deferred tax charges or benefits primarily associated with acquired intangible assets and in-process research and development, transfers of intangible assets from a foreign subsidiary to Ireland and the United States, and legal entity restructurings.

February 10, 2026	15

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	December 31,
(in millions)	2025	2024
Assets
Cash, cash equivalents and marketable debt securities	$10,605	$9,991
Accounts receivable, net	4,913	4,420
Inventories(1)	4,368	3,589
Property, plant and equipment, net	5,606	5,414
Intangible assets, net	16,978	19,948
Goodwill	8,314	8,314
Other assets	8,239	7,319
Total assets	$59,023	$58,995
Liabilities and Stockholders’ Equity
Current liabilities	$11,813	$12,004
Long-term liabilities	24,592	27,744
Stockholders’ equity(2)	22,618	19,246
Total liabilities and stockholders’ equity	$59,023	$58,995
________________________________
(1)    Includes current and long-term inventories, which are disclosed separately in the notes to our financial statements in Form 10-K and Form 10-Q.
(2)    As of December 31, 2025 and December 31, 2024, there were 1,241 and 1,246 shares of common stock issued and outstanding, respectively.

February 10, 2026	16

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$3,326	$2,975	$10,019	$10,828
Net cash used in investing activities	(1,835)	(225)	(4,793)	(3,449)
Net cash (used in) provided by financing activities	(1,263)	2,260	(7,745)	(3,433)
Effect of exchange rate changes on cash and cash equivalents	5	(55)	92	(40)
Net change in cash and cash equivalents	233	4,954	(2,428)	3,906
Cash and cash equivalents at beginning of period	7,330	5,037	9,991	6,085
Cash and cash equivalents at end of period	$7,564	$9,991	$7,564	$9,991

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$3,326	$2,975	$10,019	$10,828
Purchases of property, plant and equipment	(205)	(147)	(563)	(523)
Free cash flow(1)	$3,121	$2,828	$9,456	$10,305
________________________________
(1)    Free cash flow is a non-GAAP liquidity measure. Please refer to our disclosures in the Non-GAAP Financial Information section above.

February 10, 2026	17

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2025	2024	2025	2024
HIV
Biktarvy – U.S.	$3,255	$3,129	$11,467	$10,855
Biktarvy – Europe	446	400	1,676	1,509
Biktarvy – Rest of World	268	246	1,190	1,060
	3,968	3,774	14,334	13,423

Descovy – U.S.	768	563	2,559	1,902
Descovy – Europe	26	25	93	100
Descovy – Rest of World	25	28	105	110
	819	616	2,758	2,113

Genvoya – U.S.	331	410	1,281	1,498
Genvoya – Europe	34	42	148	180
Genvoya – Rest of World	15	18	69	84
	380	470	1,498	1,762

Odefsey – U.S.	238	252	881	957
Odefsey – Europe	62	74	246	290
Odefsey – Rest of World	10	11	40	41
	310	336	1,167	1,288

Symtuza - Revenue share(1) – U.S.	98	112	363	450
Symtuza - Revenue share(1) – Europe	32	30	120	130
Symtuza - Revenue share(1) – Rest of World	3	3	12	12
	134	144	495	592

Other HIV(2) – U.S.	154	67	352	257
Other HIV(2) – Europe	24	33	109	129
Other HIV(2) – Rest of World	12	11	40	48
	190	111	500	434

Total HIV – U.S.	4,845	4,532	16,904	15,918
Total HIV – Europe	624	603	2,392	2,339
Total HIV – Rest of World	332	317	1,456	1,355
	5,801	5,452	20,752	19,612
Liver Disease
Sofosbuvir / Velpatasvir(3) – U.S.	140	185	636	922
Sofosbuvir / Velpatasvir(3) – Europe	66	69	292	299
Sofosbuvir / Velpatasvir(3) – Rest of World	71	75	344	374
	276	330	1,272	1,596

Vemlidy – U.S.	149	148	507	486
Vemlidy – Europe	12	11	49	44
Vemlidy – Rest of World	125	100	514	428
	287	260	1,070	959

Other Liver Disease(4) – U.S.	168	58	476	192
Other Liver Disease(4) – Europe	96	54	330	202
Other Liver Disease(4) – Rest of World	16	18	69	73
	281	130	874	467

Total Liver Disease – U.S.	457	391	1,619	1,601
Total Liver Disease – Europe	174	134	671	545
Total Liver Disease – Rest of World	212	194	927	876
	844	719	3,217	3,021

Veklury
Veklury – U.S.	80	108	470	892
Veklury – Europe	67	80	151	284
Veklury – Rest of World	65	150	290	623
	212	337	911	1,799

February 10, 2026	18

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2025	2024	2025	2024
Oncology
Cell Therapy
Tecartus – U.S.	32	53	153	234
Tecartus – Europe	51	36	158	138
Tecartus – Rest of World	7	10	32	31
	90	98	344	403

Yescarta – U.S.	151	161	595	662
Yescarta – Europe	143	156	598	666
Yescarta – Rest of World	74	72	303	242
	368	390	1,495	1,570

Total Cell Therapy – U.S.	183	213	748	896
Total Cell Therapy – Europe	193	193	755	804
Total Cell Therapy – Rest of World	82	82	335	274
	458	488	1,839	1,973
Trodelvy
Trodelvy – U.S.	251	247	877	902
Trodelvy – Europe	88	77	347	294
Trodelvy – Rest of World	45	31	173	119
	384	355	1,397	1,315

Total Oncology – U.S.	434	461	1,626	1,798
Total Oncology – Europe	281	269	1,102	1,098
Total Oncology – Rest of World	127	113	508	393
	842	843	3,236	3,289
Other
AmBisome – U.S.	5	7	20	44
AmBisome – Europe	66	66	267	276
AmBisome – Rest of World	47	36	221	212
	118	109	509	533

Other(5) – U.S.	52	51	177	255
Other(5) – Europe	9	8	32	34
Other(5) – Rest of World	26	16	81	68
	87	76	290	356

Total Other – U.S.	57	59	197	299
Total Other – Europe	75	74	300	310
Total Other – Rest of World	72	52	302	280
	205	184	799	889

Total product sales – U.S.	5,873	5,550	20,816	20,508
Total product sales – Europe	1,221	1,160	4,617	4,576
Total product sales – Rest of World	808	826	3,483	3,526
	$7,903	$7,536	$28,915	$28,610
________________________________
(1)    Represents Gilead’s revenue from cobicistat (“C”), FTC and TAF in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland Unlimited Company.
(2)    Includes Atripla, Complera/Eviplera, Emtriva, Stribild, Sunlenca, Truvada, Tybost and Yeztugo/Yeytuo.
(3)    Includes Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC (“Asegua”).
(4)    Includes ledipasvir/sofosbuvir (Harvoni and the authorized generic version of Harvoni sold by Asegua), Hepcludex, Hepsera, Livdelzi/Lyvdelzi, Sovaldi, Viread and Vosevi.
(5)    Includes Cayston, Jyseleca, Letairis and Zydelig.